Exhibit 10.17

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 15, 2007 on the consolidated balance sheets of Uranerz Energy Corporation (the “Company”) as at December 31, 2006 and 2005 and the related consolidated statements of operations, cash flows and stockholders’ equity (deficit) for the years then ended and accumulated from May 26, 1999 (Date of Inception) to December 31, 2006 that are included in the Company’s Form 10-KSB for the year ended December 31, 2006, which is incorporated by reference in the Company’s Form S-8 Registration Statement filed with the United States Securities and Exchange Commission on November 21, 2005.

/s/ “MANNING ELLIOTT LLP”

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 2, 2007